UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 12, 2011
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000 — 30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 1.01 Entry into a Material Definitive Agreement
On April 15, 2011, American Medical Systems, Inc. (“AMS”), a wholly owned subsidiary of American Medical Systems Holdings, Inc. (the “Company”) and the Company, entered into a credit agreement (the “Credit Agreement”) with the Lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (“Agent”), PNC Bank, National Association, as Syndication Agent and U.S. Bank National Association, as Documentation Agent.
The Credit Agreement provides AMS, as borrower, with a $250 million five-year senior secured revolving credit facility (the “Credit Facility”) maturing on April 15, 2016 (the “Maturity Date”). The revolving credit facility has a $25 million sub-limit for the issuance of standby and commercial letters of credit and a $25 million sublimit for swing-line loans. AMS has the ability to increase the aggregate commitments under the Credit Agreement from $250 million to $375 million subject to (i) the approval of the Agent and the Lenders agreeing to increase or extend loans, and (ii) other terms and conditions set forth in the Credit Agreement. Principal amounts outstanding from time to time are due and payable on the Maturity Date, unless earlier payable by acceleration or otherwise (as is the case with LIBO Rate borrowings under the Credit Facility). Accrued interest is payable under the Credit Agreement not less frequently than on the last day of each of March, June, September, December, annually, and on the Maturity Date. The frequency of such interest payments shall be determined by the interest rate election made by AMS at the time of any borrowing under the Credit Facility. As of April 18, 2011, there are no borrowings outstanding under the Credit Agreement.
The Company, by its execution and delivery of the Credit Agreement and each of AMS Research Corporation, AMS Sales Corporation, and Laserscope (collectively, the “Subsidiary Guarantors”), pursuant to a guaranty dated April 15, 2011 (the “Subsidiary Guaranty”), in favor of the Agent, have guaranteed all of the obligations of AMS arising under the Credit Agreement. The obligations of AMS, the Company and each of the Subsidiary Guarantors arising under the Credit Agreement and the Subsidiary Guaranty respectively, are secured by a first priority security interest on substantially all of their respective assets (other than intellectual property) granted in favor of the Agent, on its behalf and on behalf of the “Secured Parties” (as defined in the Credit Agreement), pursuant to a pledge and security agreement (the “Security Agreement”), and a mortgage on the AMS facility in Minnetonka, Minnesota (the “Mortgage”), each dated as of April 15, 2011.
In addition to initial credit facility fees and reimbursement of Agent expenses, AMS is obligated to pay (i) a commitment fee based upon total debt leverage ratio which is payable quarterly in arrears, and (ii) a fee based on the amount issued as a letter of credit, each of which is payable quarterly in arrears to the Administrative Agent for the ratable benefit of each Lender. At the option of AMS, any borrowings under the Credit Agreement (other than swing line loans) bears interest at a variable rate based on LIBOR or an alternative variable rate based greate of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus half of one percent and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent. The applicable margin for borrowings under the revolving credit facility is determined by reference to AMS’ total leverage ratio, as defined in the Credit Agreement. Interest is payable quarterly in arrears for borrowings based on the alternative variable rate or on the last day of the respective interest period for borrowings based on LIBOR. Amounts due under the Credit Agreement may voluntarily be prepaid without premium or penalty.

The Credit Agreement contains standard affirmative and negative covenants and other limitations (subject to various carve-outs and baskets) regarding Holdings, AMS, and in some cases, the subsidiaries of AMS. The covenants limit: (a) the making of investments, the payment of dividends and other payments with respect to capital, the disposition of material assets other than in the ordinary course of business, and mergers and acquisitions under certain conditions, (b) transactions with affiliates unless such transactions are completed in the ordinary course of business and upon fair and reasonable terms, (c) the incurrence of liens and indebtedness, and (d) substantial changes in the nature of the companies’ business. The Credit Agreement also contains customary events of default, including, payment and covenant defaults and material inaccuracy of representation defaults. The Credit Agreement further permits the taking of customary remedial action upon the occurrence and continuation of an event of default, including the acceleration of obligations then outstanding under the Credit Agreement.
The Credit Agreement contains customary financial covenants for secured credit facilities, consisting of maximum total debt leverage ratios and fixed charge coverage ratios.
The obligations under the Credit Agreement may be accelerated at the discretion of the Agent and/or the Lenders upon the occurrence of various customary Events of Default as set forth in the Credit Agreement, including but not limited to, (i) failure to pay amounts when due under the Credit Agreement, (ii) failure to observe or perform covenants, conditions or agreements under the Credit Agreement, (iii) failure to make payments on other material indebtedness, and (iv) upon a change in control. The “change in control” Event of Default will be triggered if the transactions previously disclosed in the Company’s Form 8-K filed on April 10, 2011 resulting in the Company becoming a wholly-owned subsidiary of Endo Pharmaceuticals Holdings Inc., a Delaware corporation, are consummated.
The Agent, the Lenders and other agents party to the Credit Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking, underwriting and other financial advisory or banking services for the Company and/or AMS, for which they have received and may in the future receive customary fees and expenses.
The foregoing description of each of the Credit Agreement, the Subsidiary Guaranty, the Pledge Agreement and the Mortgage is qualified in its entirety by reference to the Credit Agreement, the Subsidiary Guaranty, the Pledge Agreement and the Mortgage, filed as Exhibits 10.1 to 10.4, respectively, hereto and incorporated by reference into this Item.
Item 1.02 Termination of a Material Definitive Agreement
On April 12, 2011, American Medical Systems, Inc. (“AMS”), a wholly owned subsidiary of American Medical Systems Holdings, Inc. (the “Company”), the Company, and each majority-owned domestic subsidiary of AMS, terminated in whole the Credit and Guaranty Agreement with CIT Healthcare LLC, as administrative agent dated, July 20, 2006 (the “CIT Credit Agreement”). There were no outstanding borrowings under the CIT Credit Agreement at the time of termination and no early termination penalties were incurred by the Company.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

     Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 15, 2011, among American Medical Systems, Inc., as borrower, American Medical Systems Holdings, Inc., as guarantor, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, PNC Bank, National Association, as Syndication Agent, and U.S. Bank National Association, as Documentation Agent.

10.2	Guaranty, dated as of April 15, 2011, by and among certain Subsidiaries of American Medical Systems, Inc. (the “Borrower”), listed therein, those additional Subsidiaries of Borrower which become parties to this Guaranty by executing a supplement thereto, in favor of JPMorgan Chase Bank, N.A. as Administrative Agent for the benefit of the Secured Parties (as defined in the Credit Agreement set forth at Exhibit 10.1, above).

10.3	Pledge and Security Agreement, dated as of April 15, 2011, by and among American Medical Systems Holdings, Inc., American Medical Systems, Inc. (the “Borrower”) and certain Subsidiaries of the Borrower listed therein and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for itself and for the Secured Parties (as defined in the Credit Agreement set forth at Exhibit 10.1, above).

10.4	Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Financing Statement, dated as of April 15, 2011, executed by American Medical Systems, Inc. to and for the benefit of JPMorgan Chase Bank, N.A., in its capacity as administrative Agent for itself and for the Secured Parties (as defined in the Credit Agreement set forth at Exhibit 10.1, above).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: April 18, 2011	By:	/s/ Mark A. Heggestad
Mark A. Heggestad
Executive Vice President and Chief Financial Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 15, 2011, among American Medical Systems, Inc., as borrower, American Medical Systems Holdings, Inc., as guarantor, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, PNC Bank, National Association, as Syndication Agent, and U.S. Bank National Association, as Documentation Agent.

10.2	Guaranty, dated as of April 15, 2011, by and among certain Subsidiaries of American Medical Systems, Inc. (the “Borrower”), listed therein, those additional Subsidiaries of Borrower which become parties to this Guaranty by executing a supplement thereto, in favor of JPMorgan Chase Bank, N.A. as Administrative Agent for the benefit of the Secured Parties (as defined in the Credit Agreement set forth at Exhibit 10.1, above).

10.3	Pledge and Security Agreement, dated as of April 15, 2011, by and among American Medical Systems Holdings, Inc., American Medical Systems, Inc. (the “Borrower”) and certain Subsidiaries of the Borrower listed therein and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for itself and for the Secured Parties (as defined in the Credit Agreement set forth at Exhibit 10.1, above).

10.4	Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Financing Statement, dated as of April 15, 2011, executed by American Medical Systems, Inc. to and for the benefit of JPMorgan Chase Bank, N.A., in its capacity as administrative Agent for itself and for the Secured Parties (as defined in the Credit Agreement set forth at Exhibit 10.1, above).